UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2024

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-270519	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4677 L B McLeod Rd, Suite J
Orlando, FL	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 921-4600

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information contained below in Item 5.02 is incorporated by reference into this Item 3.02.

On October 18, 2024, Unusual Machines, Inc. (the “Company”) issued 250,000 shares of the Company’s common stock to an accredited investor in connection with a conversion of 50 shares of the Company’s Series B Convertible Preferred Stock. The issuance was exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On October 22, 2024, the Company issued the non-employee directors listed in the table below the equity and cash portions of their quarterly compensation for services as a director during the quarter ended September 30, 2024. The shares of restricted common stock are fully vested, granted under the Company’s 2022 Equity Incentive Plan and are subject to each director executing the Company’s standard Restricted Stock Agreement (the “Agreement”). The amount of restricted common stock issued was based on the quoted trading price as of the close of the market as of October 22, 2024.

Director	Amount of Restricted Common Stock	Amount of Cash
Cristina Colón	7,472	$5,416.67
Sanford Rich	7,472	$5,416.67
Robert Lowry	7,472	$5,416.67
Jeffrey Thompson	6,897	$5,000

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated in its entirety herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
10.1	Form of Restricted Stock Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: October 24, 2024	By:	/s/ Allan Evans
	Name:	Allan Evans
	Title:	Chief Executive Officer

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